U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2003

CRANE CO.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

1-1657	13-1952290
(Commission File Number)	(I.R.S. Employer Identification No.)

100 First Stamford Place, Stamford, CT.	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 363-7300

N/A

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 12.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 23, 2003, Crane Co. announced its results of operations for the quarter ended September 30, 2003. A copy of the related press release is being furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety. In addition, a copy of the Crane Co. Quarterly Financial Data Supplement for the quarter ended September 30, 2003 is being furnished as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference in its entirety.

The information is furnished under Item 12 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, and is not deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Crane Co.

/s/ George S. Scimone
George S. Scimone Vice President, Finance and Chief Financial Officer

Date: October 23, 2003

EXHIBIT INDEX

Exhibit Number

99.1	Press Release, dated October 23, 2003, issued by Crane Co.

99.2	Crane Co. Quarterly Financial Data Supplement for the quarter ended September 30, 2003.